Exhibit 20.2
MANAGEMENT INFORMATION CIRCULAR
INFORMATION INCORPORATED BY REFERENCE
Certain information contained in this management information circular (the “Circular”) has been incorporated in this Circular from the annual report of the Corporation on Form 20-F (“Form 20-F”), which has been filed with the United States Securities and Exchange Commission and is attached hereto.
VOTING INFORMATION
Solicitation of Proxies
     This Circular of Canadian Solar Inc. (the “Corporation”) is furnished in connection with the solicitation of proxies by management of the Corporation for use at the annual meeting of shareholders of the Corporation (the “Meeting”) to be held at the time and place and for the purposes set forth in the notice of meeting accompanying this Circular (the “Notice”).
     The solicitation of proxies will be primarily by mail, but proxies may also be solicited by telephone, in writing or in person by the directors, officers and regular employees of the Corporation. The Corporation may also use the services of a proxy solicitation firm. The cost of the solicitation of proxies will be borne by the Corporation.
Appointment of Proxies
     The persons named in the accompanying form of proxy are officers of the Corporation.
     A shareholder has the right to appoint a person (who need not be a shareholder) other than the persons named in the accompanying form of proxy to be the proxy of the shareholder at the Meeting and may exercise this right either by inserting that person’s name in the blank space provided in the accompanying form of proxy or by completing another proper form of proxy. To be effective, completed proxies must be received by the Bank of New York by mail in the enclosed return envelope at least 48 hours (excluding Saturdays, Sundays and holidays) before the time of the Meeting or any adjournment thereof or be deposited with the chairman of the Meeting before the commencement of the Meeting or any adjournment thereof.
Revocation of Proxies
     Proxies given by shareholders for use at the Meeting may be revoked at any time before their use. In addition to revocation in any manner permitted by law, a proxy may be revoked by depositing an instrument in writing signed by the shareholder or by the shareholder’s attorney duly authorized in writing with the Bank of New York by mail or hand delivery at 101 Barclay Street, Floor A, Proxy Department, New York New York 10286, U.S.A. at least 48 hours (excluding Saturdays, Sundays and holidays) before the time of the Meeting or any adjournment thereof or be deposited with the chairman of the Meeting before the commencement of the Meeting or any adjournment thereof.

Voting and Discretion of Proxies
     The common shares represented by the proxies solicited by management pursuant to this Circular will be voted in accordance with the directions contained therein.
If no directions are given, the common shares will be voted FOR:
(a)	the election of the five proposed nominees for election as directors named in the Circular; and

(b)	the appointment of Deloitte Touche Tohmatsu CPA, Ltd. as the auditors of the Corporation and the authorization of the directors of the Corporation to fix their remuneration.
     The accompanying form of proxy confers discretionary authority on the persons named therein in respect of amendments or variations to the matters referred to in this Circular and in respect of other matters that may properly come before the Meeting, or any adjournment thereof. Management of the Corporation knows of no such amendments or variations or other matters that may properly come before the Meeting but, if any such amendments or variations or other matters properly come before the Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with their best judgement.
Voting Shares
     Shareholders of record on Thursday, June 6, 2007 are entitled to receive notice of and vote at the Meeting. Persons who acquired common shares after Thursday, June 6, 2007 must produce properly endorsed share certificates or other evidence that they own the acquired common shares and must submit a notice in writing to the Corporation at 130 King Street West, Suite 1600, The Exchange Tower, Toronto, Canada M5X 1J5 no latter than 5:00 p.m. (Toronto time) on Friday, June 15, 2007 requesting that their names be included on the list of shareholders before the Meeting in order to be entitled to vote.
     The authorized capital of the Corporation consists of an unlimited number of common shares. There are 27,436,595 common shares outstanding. All common shares may be voted at the Meeting. Shareholders are entitled to one vote for each common share held by them.
Principal Shareholders
     To the knowledge of the directors and executive officers of the Corporation, the only persons who beneficially own, directly or indirectly, or exercise control or direction over voting securities of the Corporation carrying 5% or more of the voting rights attached to any class of voting securities of the Corporation are set out in Item 6E “Share Ownership” of Form 20-F.
Required Approval
     All matters to be dealt with at the Meeting require the approval of a majority of the votes cast on the matter.

BUSINESS OF MEETING
Consolidated Financial Statements
     The audited consolidated financial statements of the Corporation for the financial year ended December 31, 2006, together with the auditors’ report thereon and the notes thereto, accompany this Circular and will be submitted to the Meeting. Receipt of the audited consolidated financial statements will not constitute approval or disapproval of any matters referred to therein.
Election of Directors
     The articles of the Corporation require that the Corporation have a minimum of three directors and a maximum of ten directors. The articles also provide that the actual number of directors within the specified minimum and maximum may be determined from time to time by resolution of the directors. The board of directors of the Corporation (the “Board”) has by resolution fixed the number of directors of the Corporation, within the specified minimum and maximum, at five. The term of office of each of the current directors expires on the election of directors at the Meeting.
     Management of the Corporation intends to nominate the individuals named below for election as directors of the Corporation. The Corporation has not received notice, and management of the Corporation is not aware, of any other nominees for election as directors of the Corporation.
     The following table sets out the name and province or state and country of residence of each person proposed to be nominated for election as director at the Meeting and his current position with the Corporation. See Item 6A. “Directors and Senior Management”, Item 6C. “Board Practices, Committees of the Board of Directors” and Item 6E. “Share Ownership” of Form 20-F for the following additional information with respect to each person proposed to be nominated for election as director at the Meeting: the period during which he has served as a director, the Board committees of which he is a member, his principal occupation and the number of common shares beneficially owned, directly or indirectly, or controlled or directed by him.

Name and
Municipality of Residence	Current Position(s) with the Corporation
Shawn (Xiaohua) Qu Suzhou, People’s Republic of China	Chairman, President and Chief Executive Officer
Bing Zhu Suzhou, People’s Republic of China	Director and Chief Financial Officer
Arthur Chien Beijing, People’s Republic of China	Director
Lars-Eric Johansson London, The United Kingdom	Director
Robert McDermott Toronto, Ontario, Canada	Director

Appointment of Auditors
     Management of the Corporation proposes that Deloitte Touche Tohmatsu CPA, Ltd. be re-appointed auditors of the Corporation and that the directors of the Corporation be authorized to fix their remuneration. Deloitte Touche Tohmatsu CPA, Ltd. have been auditors of the Corporation since December, 2005.
Other Business
     Management of the Corporation knows of no other matters that may properly come before the Meeting.
STATEMENT OF EXECUTIVE COMPENSATION
General
     See Item 6B. “Compensation of Directors and Executive Officers — Cash Remuneration and Share Based Remuneration” and Item 6C. “Board Practices — Directors Agreements” of Form 20-F.
Employment and Management Contracts
     See Item 6C. “Board Practices — Employment Agreements” of Form 20-F.
Compensation of Directors
     See Item 6B. “Compensation of Directors and Executive Officers — Cash Remuneration” and Item 6C “Board Practices — Directors Agreements” of Form 20-F.
RELATED PARTY TRANSACTIONS
     See Item 7. “Major Shareholders and Related Party Transactions” of Form 20-F.
INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS
     See Item 6C. “Board Practices — Interested Transactions” and Item 7B. “Related Party Transactions” of Form 20-F.
MATERIAL CONTRACTS
     See Item 10C. “Material Contracts” of Form 20-F.

OTHER MATTERS
Shareholder Proposals
     Shareholders must submit any shareholder proposal that they wish to be considered at the annual meeting of shareholders of the Corporation in respect of the year ending December 31, 2007 to be held in 2008 no later than February 28, 2008. All shareholder proposals must comply with Section 137 of the Canada Business Corporations Act.
Glossary
     The term shareholder refers to a registered holder of common shares. The term common share refers to common shares in the capital stock of the Corporation.
Date of Information
     Except where noted, all information in this Circular is as of May 29, 2007.
APPROVAL OF CIRCULAR BY BOARD
     The contents and the sending of this Circular have been approved by the Board.
DATED at Toronto, Canada this 29th day of May, 2007.
BY ORDER OF THE BOARD OF DIRECTORS
/s/ Shawn Qu
Shawn Qu
Chairman, President and Chief Executive Officer

Our Annual Report on Form 20-F for the fiscal year ended December 31, 2006 as filed with the Securities and Exchange Commission on May 29, 2007 is hereby incorporated by reference.